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                                                              EXECUTION COPY


                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT, dated October 27, 1997, and effective as of June 18, 1997, is made by and among Duane Reade Holding Corporation, a Delaware corporation (the "Company") and Anthony Cuti (the "Executive"). This
Agreement consists of the text hereof and each of the Exhibits attached hereto.

                                   RECITALS:

         A. It is the desire of the Company to assure itself of the management services of the Executive by engaging him as the Chairman, President and Chief Executive Officer of the Company.

         B. The Executive desires to commit himself to serve the Company on the terms herein provided.

         NOW THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:

         1. Certain Definitions. Whenever the following terms are used in this Agreement they shall have the meanings given below, unless the context clearly requires otherwise. Certain terms not listed below are defined elsewhere in this Agreement.

         "Acceleration Period" is defined in Section 17(a)(v).

         "Affiliate" with respect to any person shall mean any other person or entity directly or indirectly controlling, controlled by or under common control with, such person where "control" shall have the meaning given such term under Rule 405 of the Securities Act of 1933, as amended.

         "Base EBITDA Target" for any calendar year shall be as specified on Exhibit A.

         "Base Salary" is defined in Section 5(a).

         "Beneficiary" shall mean the payee identified on the last page hereof.

         "Board" shall mean the Board of Directors of the Company.

         "Bonus" shall mean any Target Bonus and any Incentive Bonus.


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         "Bring-Along Right" is defined in Section 11(a).

         "Call Notice" is defined in Section 12(b).

         "Call Right" is defined in Section 12(a).


         "Cause" shall mean the termination of the Executive's employment by the Company in the event of any of the following:

         (i) a finding by the Board that the Executive has committed an act of fraud or embezzlement against the Company or any of its Subsidiaries;

         (ii) the conviction of the Executive of a crime (other than a misdemeanor which does not involve dishonesty); or

         (iii) any material willful breach by the Executive of this Agreement.

No act or failure to act on the part of the Executive shall be deemed "willful" if it was due primarily to an error in judgment or negligence, but shall be deemed "willful" only if done, or omitted to be done, by the Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Failure to meet performance standards or objectives of the Company or the Board shall not constitute Cause for purposes hereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Common Stock" shall mean the $0.01 par value common stock of the Company.

         "Company Note" is described in Section 7.

         "Confidential Information" is defined in Section 19(a).

         "Continuation Period" is defined in Section 17(a)(ii).

         "Current Option" is defined in Section 8(a).

         "Dilutive Event" is defined in Section 8(d).

         "Disability" shall mean the absence of the Executive from the Executive's duties to the Company on a full-time basis for a total of sixteen consecutive weeks or for an aggregate of more than six months in any twenty-four month period as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the

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Company and acceptable to the Executive or the Executive's legal representative
(such agreement as to acceptability not to be withheld unreasonably).

         "Divested Percentage" shall mean the ratio of (i) the sum of the number of shares of Common Stock proposed to be included in a Principal Transfer and the net number of shares of Common Stock transferred (taking account of all purchases, sales and other transfers) by DLJ and its Affiliates since the Start Date to (ii) the number of shares of Common Stock held by DLJ and its Affiliates as of the Start Date.

         "DLJ" shall mean DLJ Merchant Banking Partners, II, L.P.

         "DLJ Note" shall mean the promissory note in the principal amount of not more than $1,000,000 executed by the Executive in favor of DLJ that includes the terms set forth in Exhibit C.

         "EBITDA" shall mean, for any period, the sum (without duplication) of the amounts for such period of:

         (i) "Consolidated EBIT" (as defined in the Credit Agreement dated as of September 24, 1992 among Dabco Inc., Duane Reade Inc., various lending institutions, and Bankers Trust Company, as Agent, as amended through the Start Date);

         (ii) depreciation expense; and

         (iii) amortization expense,

in the case of each of clauses (ii) and (iii) above to the extent deducted in determining Consolidated EBIT: but excluding any of the costs associated with the acquisition of the Company by DLJ and excluding any extraordinary or unusual expenses associated with any public offering of Company equity. EBITDA for each calendar year will be determined by the Company's regular outside auditors for such year no later than March 15 of the next following calendar year.

         "EBITDA Achievement Factor" for any given year shall mean the ratio of the number of shares of Common Stock that become vested under the Performance Option for such year pursuant to Sections 8(b)(i), (ii) and (iii) to 378,000.

         "Employment Related Agreements" shall mean this Agreement, the DLJ Note, the Company Note, the Non-Qualified Stock Option Agreement, the Non-Qualified Performance Stock Option Agreement and the Non-Qualified Super-Performance Stock Option Agreement.




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         "Equity Value" of the Company as of any given date shall mean:

         (i) if Common Stock is publicly traded, the product of the Fair Market Value of a share of Common Stock as of such date and the number of shares of Common Stock outstanding as of such date; or

         (ii) if Common Stock is not then publicly traded, Equity Value will be determined on the basis of an enterprise value equal to nine times EBITDA as of the last day of the most recently completed calendar year.

         "Fair Market Value" of a share of Common Stock as of any given date shall be:

         (i) if the Common Stock is publicly traded, (A) the average trading price of a share of Common Stock on the principal exchange on which such shares are then trading, if any, (or as reported on any composite index which includes such principal exchange) during the thirty-day trading period prior to the determination date, or if Common Stock was not traded during such thirty-day period the price of the most recent trade prior to the determination date in which DLJ was not a participant; or (B) if Common Stock is not traded on an exchange, the mean between the closing representative bid and asked prices for a share of Common Stock on the trading day previous to the determination date as reported by NASDAQ or, if NASDAQ is not then in existence, by its successor quotation system during the thirty-day trading period prior to the determination date or if Common Stock was not traded during such thirty-day period the price of the most recent trade prior to the determination date in which DLJ was not a participant; or

         (ii) if Common Stock is not publicly traded, the Equity Value of the Company divided by the number of shares outstanding as of the last day of the most recently completed calendar year.

         "Final Average Earnings" with respect to the Executive shall mean:

         (i) if the duration of the Term of Employment is greater than or equal to five years, (A) the Executive's Total Earning Amount for the five years during the Term of Employment for which the sum of the Executive's Total Earnings Amount is greatest divided by (B) five; or

         (ii) if the duration of the Term of Employment is less than five years, (A) the Executive's Total Earnings Amount for the Term of Employment divided by (B) the number of years (including fractional years) during the Term of Employment.

         "Forgiveness" is defined in Section 17(a)(iv).

         "Good Reason" shall mean the occurrence of the following:

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         (i) a reduction without the Executive's written consent, in the
     Executive's then current Base Salary, unless such reduction is generally applicable to all executives of the Company;

         (ii) removal, without his consent, of the Executive from the position of President, Chief Executive Officer or Chairman of the Company or assignment, without his consent, to the Executive of any duties materially and adversely inconsistent with the Executive's position as President, Chief Executive Officer or Chairman of the Company or any other action which results in a material and adverse change in such status, offices, titles or responsibilities;

         (iii) the creation of any position within the Company equal to or superior to that of the Executive or which does not report to the Executive;

         (iv) the failure of the Executive to be reelected as Chairman of the Board;

         (v) the relocation of the offices at which the Executive is principally employed to a location which requires a commute which is more than five miles longer than the commute from the Executive's current home in Saddle River, New Jersey to 440 Ninth Avenue, New York New York, which relocation is not approved by the Executive;

         (vi) any material breach by the Company or DLJ of the Employment Related Agreements: or

         (vii) any voluntary resignation by the Executive for any reason or for no stated reason (unless the Company shall then have a basis to terminate the Executive for Cause) during the 30-day period beginning six months following a Sale of the Company.

         "Grant Date" with respect to each calendar year shall mean any date within a reasonable time after the determination of EBITDA for such calendar year, but in no event later than April 1 of the subsequent calendar year.

         "Hurdle Equity Value" is defined in Section 8(c).


         "Incentive Bonus" for any period shall be the amount payable to the Executive pursuant to Section 5(c)(iii).

         "Independent Third Party" shall mean any entity other than (i) the Company, (ii) DLJ or (iii) any Affiliate or Subsidiary of either the Company or DLJ.

         "Initial Term" is defined in Section 2.

         "Later Year" is defined in Section 8(b)(iv).


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         "Management Team" is defined in Section 8(c).

         "Maximum EBITDA Target" for any calendar year shall be as specified on Exhibit A.

         "Measurement Year" is defined in Section 8(b)(iv).

         "Minimum EBITDA Target" for any calendar year shall be as specified on Exhibit A.

         "Non-Qualified Performance Stock Option Agreement" shall mean the written agreement evidencing the grant of the Performance Option substantially in the form set forth as Exhibit E hereto.

         "Non-Oualified Stock Option Agreement" shall mean the written agreement evidencing the grant of the Current Option substantially in the form set forth as Exhibit D hereto.

         "Non-Qualified Super-Performance Stock Option Agreement" shall mean the written agreement evidencing the grant of the Super-Performance Option substantially in the form set forth as Exhibit F hereto.

         "Note Assumption Date" is defined in Section 7.

         "Options" shall mean the Current Option the Performance Option and the Super-Performance Options.

         "Payment Disability" with respect to any payment provided for herein shall mean either of the following: (i) the Company is prohibited by applicable law from making such payment or (ii) such payment would constitute a breach of or default or event of default under or is otherwise prohibited by the terms of any loan agreement or other agreement or instrument to which the Company or any of the Company's parent corporations or Subsidiaries, is a party.

         "Performance Option" is defined in Section 8(b).

         "Principal Transfer" is defined in Section 10(a).

         "Pro Rata Bonus" is defined in Section 17(c)(ii).

         "Put Notice" is defined in Section 13(b).

         "Put Right" is defined in Section 13(a).

         "Restricted Shares" is defined in Section 9(a).

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         "Sale of the Company" shall mean the consummation of one of the following events:

         (i) any Independent Third Party is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities. For purposes of this Agreement, the term "Beneficial Owner" shall have the meaning given to such term in Rule
     13d-3 under the Exchange Act;

         (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 25% of the combined voting power of the Company's then outstanding securities shall not constitute a Sale of the Company; or

         (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         "SERP" is defined in Section 15(a).

         "SERP Payment" is defined in Section 15(a).

         "Start Date" shall mean June 18, 1997.

         "Subsidiary" of any person shall mean any entity of which:

         (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, collectively or individually, by such person or by one or more Subsidiaries of such person, and

         (ii) if a partnership, association, limited liability company or other entity, a majority of the partnership, membership or other similar ownership interest thereof is at the time of determination owned or controlled, directly or indirectly, collectively or individually, by such person or by one or more Subsidiaries of such person.

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For purposes of this Agreement each of the Company and its Subsidiaries and DLJ and its Subsidiaries shall be deemed to own a majority ownership interest in a partnership, association, limited liability company or other entity if the Company and its Subsidiaries or DLJ and its Subsidiaries, respectively, are allocated a majority of partnership, association, limited liability company or other entity gains or losses or shall control the general partner or managing member or managing director of such entity.

         "Super-Performance Option" is defined in Section 8(c).

         "Super-Performance Option Grant" is defined in Section 8(c).

         "Tag-Along Notice" is defined in Section 10(c).

         "Tag-Along Right" is defined in Section 10(a).

         "Tag-Along Shares" are defined in Section 10(c).

         "Target Bonus" for any period shall be the amount payable to the Executive pursuant to Section 5(c)(i) or (ii).

         "Termination Date" shall mean the last day of the Executive's employment with the Company and its Subsidiaries.

         "Term of Employment" is defined in Section 2.

         "Total Earnings Amount" shall mean, for any period, the sum of the amounts of Base Salary and Bonus actually paid to the Executive (or deferred by him) for such period, but shall not include such items as stock grants or Options or noncash compensation amounts received.

         "Transfer" is defined in Section 9(a).

         "Transfer Notice" is defined in Section 10(b).

         "Vested Shares" as of any date of determination shall mean the shares of Common Stock then held by the Executive and the shares of Common Stock that at such time could be purchased by the Executive upon exercise of all exercisable Options then held by the Executive.

         "Vesting Date" with respect to each calendar year shall mean any date within a reasonable time after the determination of EBITDA for such calendar year, but in no event later than April 1 of the subsequent calendar year.

         2. Employment.

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         (a) The Company will employ the Executive and the Executive will enter the employ of the Company, for the period set forth in this Section 2, in the positions set forth in Section 3 and upon the other terms and conditions herein provided. The initial term of employment under this Agreement (the "Initial Term") will be for the period beginning on the Start Date and ending on the third anniversary thereof, unless earlier terminated as provided in Section 16.

         (b) After the Initial Term, if applicable, the employment term hereunder will automatically be extended for successive one-year periods unless either party gives written notice of nonrenewal to the other at least thirty days prior to the then scheduled expiration of the employment term. The period commencing on the Start date and ending on the Termination Date will be referred to hereunder as the "Term of Employment" regardless of the reason for termination of employment. The giving by the Company of a notice of nonrenewal will be deemed to be a notice of termination under the provisions of
Section 16(g) hereof and shall be deemed to be a termination without Cause for purposes of Section 17(a) unless otherwise indicated in such notice.

         3. Position and Duties. During the Term of Employment, the Executive will serve as the Chairman, President and Chief Executive Officer of the Company and will have such duties, functions, responsibilities and authority as are consistent with the Executive's position as the senior executive officer in charge of the general management, business and affairs of the Company, subject to the supervision of the Board.


         4. Place of Performance. In connection with his employment during the Term of Employment, the Executive will be based at the corporate headquarters of the the Company currently located at 440 Ninth Avenue, New York, New York, but subject to relocation at the mutual written agreement of the Executive and the Board.

         5. Compensation and Related Matters.


         (a) Base Salary.


         (i) The Executive will receive a base salary ("Base Salary"), payable in accordance with the Company's payroll practice for senior executives, at an initial rate in effect through December 31, 1997 of $425,000 per annum. If EBITDA for calendar year 1997 equals or exceeds the Base EBITDA Target for such year, the Executive's rate of Base Salary for the 1998 calendar year will be increased to $500,000, and otherwise will remain at the prior level. If EBITDA for calendar year 1998 equals or exceeds the Base EBITDA Target for such year, the Executive's rate of Base Salary for the 1999 calendar year will be increased to $550,000, and otherwise will remain at the prior level.

         (ii) On July 1, 2001 and on the date following the last day of each subsequent 18-month period beginning thereafter, the rate of Base Salary for the 18-month period

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      beginning on such date will be not less than that in effect immediately prior to such date and will be increased by the percentage increase in the Consumer Price Index For All Items For All Urban Consumers respecting New York, New York, as published by the United States Department of Labor, Bureau of Labor Statistics for the 18-month period preceding such date and may be further increased in the Board's discretion.

         (b) Benefits. During the Term of Employment, the Executive will be entitled to:

         (i) such health, dental, life and disability insurance coverage and other similar benefits as the Company provides to its senior executive employees generally;

         (ii) a maximum of four weeks of paid vacation per calendar year;

         (iii) an automobile allowance of up to $850 per month, plus reimbursement for expenses incurred by the Executive in connection with the operation of such automobile; provided that the Company will report on the Executive's IRS Form W-2 any portion of such allowance or expenses as required pursuant to the Code and the regulations thereunder: and

         (iv) to the extent that the Company's medical benefits and dental benefits are less than those which the Executive received from his previous employer immediately prior to March 25, 1996 (as determined on the basis of evidence presented to the Board), the Executive shall be entitled to comparable medical and dental benefits or (without duplication) cash equal to the amount required for the Executive to acquire additional benefits so that his Company-provided benefits and such additional benefits are comparable to such prior benefits.

         (c) Target Bonus and Incentive Bonus.

         (i) If EBITDA for calendar year 1997 equals or exceeds the Base EBITDA Target for such year, the Company will pay the Executive a Target Bonus equal to $475,000.

         (ii) If EBITDA for any calendar year beginning on or after January 1, 1998 equals or exceeds the Base EBITDA Target for such year, the Company will pay the Executive a Target Bonus equal to the actual Base Salary paid to the Executive during such calendar year. If EBITDA for any calendar year beginning on or after January 1, 1998 exceeds 94% of the Base EBITDA Target for such year but is less than 100% of such Base EBITDA Target, the Company will pay the Executive a Target Bonus calculated by linear interpolation from $0 at 94% of the Base EBITDA Target to the Base Salary paid to the Executive during such calendar year at 100%. For any calendar year


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      for which EBITDA is less than or equal to 94% of the Base EBITDA Target for such calendar year, the Executive will not be entitled to a Target Bonus.

         (iii) If EBITDA for any calendar year beginning on or after January 1, 1997 equals or exceeds 110% of the Base EBITDA Target for such year, the Company will pay the Executive, in addition to the Target Bonus, an Incentive Bonus equal to the actual Target Bonus payable to the Executive with respect to such calendar year. If EBITDA for any calendar year beginning on or after January 1, 1997 is greater than 100% but less than 110% of the Base EBITDA Target for such year, the Company will pay the Executive, in addition to the Target Bonus, an Incentive Bonus calculated by linear interpolation from $0 at 100% of the Base EBITDA Target to the actual Target Bonus payable to the Executive with respect to such calendar year at 110%.

         (iv) Any Target Bonus and any Incentive Bonus payable will be paid to the Executive within a reasonable time after determination of EBITDA for each calendar year, but in no event later than 120 days following the end of such year.

         (d) Expenses. The Company will promptly reimburse the Executive for all reasonable travel and other business expenses incurred by the Executive in the performance of his duties to the Company upon submission of proper documentation therefor.

         6. DLJ Note. For a period of three months following the later of (a) October 27, 1997 and (b) the date this Agreement is executed by all parties, the Executive will be entitled to borrow up to $1,000,000 in the aggregate from DLJ which shall be evidenced by the DLJ Note. DLJ shall provide the Executive with the principal amount of any such DLJ Note within five business days after DLJs receipt of written notice from the Executive requesting such DLJ Note and specifying the principal amount thereof.

         7. Company Note. As soon as practicable after the Board and DLJ agree that the Company may do so (the "Note Assumption Date"), the Company will assume the DLJ Note and the Executive and the Company will amend the terms thereof and substitute therefor the Company Note in accordance with the terms included at Exhibit C hereto.

         8. Equity Compensation.

         (a) Current Option. On the Start Date, the Executive's stock options with respect to the Common Stock of the Company will be converted into a stock option to purchase 3,035,038 shares of Common Stock (the "Current Option") at an exercise price of $0.0705 per share. The Current Option will be immediately exercisable in full on the Start Date and will be subject to the terms of the Non-Qualified Stock Option Agreement the form of which is attached hereto as Exhibit D. The Current Option will remain exercisable until the tenth anniversary of the Start Date. The Current Option shall not be forfeitable by the Executive for any reason,


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including, without limitation, in the event that he is terminated by the
Company for Cause or he resigns without Good Reason.

         (b) Performance Option. The Company hereby grants the Executive an option to purchase 2,362,500 shares of Common Stock pursuant to this Section 8(b) (the "Performance Option") at an exercise price of $ 1.00 per share. The Performance Option will be subject to the terms and conditions of the Non-Qualified Performance Stock Option Agreement the form of which is attached hereto as Exhibit E. The Performance Option granted hereunder will vest on the eighth anniversary of the date of grant unless such Performance Option vested earlier in accordance with the following schedule:

         (i) If EBITDA for any calendar year beginning on or after January 1, 1997 and prior to January 1, 2002 equals the Base EBITDA Target for such year, 378,000 shares of Common Stock subject to the Performance Option shall become vested on the Vesting Date for such year.

         (ii) If EBITDA for any calendar year beginning on or after January 1, 1997 and prior to January 1, 2002 exceeds the Minimum EBITDA Target for such year but is less than 100% of the Base EBITDA Target for such year, the number of shares of Common Stock subject to the Performance Option that shall become vested on the Vesting Date for such year shall be calculated by linear interpolation from 283,500 shares of Common Stock subject to the Performance Option at the Minimum EBITDA Target to 378,000 shares of Common Stock subject to the Performance Option at the Base EBITDA Target for such year.

         (iii) If EBITDA for any calendar year beginning on or after January 1, 1997 and prior to January 1, 2002 exceeds the Base EBITDA Target for such year, the number of shares of Common Stock subject to the Performance Option that shall become vested on the Vesting Date for such year shall be calculated by linear interpolation from 378,000 shares of Common Stock subject to the Performance Option at the Base EBITDA Target to 472,500 shares of Common Stock subject to the Performance Option at the Maximum EBITDA Target for such year.

         (iv) If EBITDA for any calendar year (the "Measurement Year") equals or exceeds the Base EBITDA Target for any successive year (the "Later Year"), then the following will apply:

              (A) the Executive will immediately vest in 472,500 shares of Common Stock subject to the Performance Option for the Measurement Year;

              (B) the vesting of the shares of Common Stock subject to the Performance Option for each Later Year will be accelerated to the Vesting Date for the Measurement Year based upon the EBITDA performance for the

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          Measurement Year and the formulas set forth in Section 8(b)(i) and
          (iii) above; and

              (C) any portion of the shares of Common Stock subject to the Performance Option for each Later Year which does not vest under clause (B) of this sentence may be earned based on the EBITDA results for such Later Years in accordance with the formulas in Section 8(b)(i) and (iii) above (but reduced by the number of shares of Common Stock subject to the Performance Option that vested for such Later Years under clause (B) of this sentence).

         (v) If a Sale of the Company occurs prior to December 31, 2001, the Company will accelerate the vesting of shares of Common Stock subject to the Performance Option as of the date of consummation of such Sale of the Company. The number of shares of Common Stock subject to the Performance Option that will become vested pursuant to this Section 8(b)(v) will equal the aggregate number of shares of Common Stock subject to the Performance Option that would have become vested under Section 8(b)(i) and (iii) for each of the years beginning with the calendar year in which the Sale of the Company occurs and ending on December 31, 2001 if the EBITDA Achievement Factor in each of such years equaled the average EBITDA Achievement Factor for the years ending prior to the date of the Sale of the Company (including, for this purpose any year for which the Vesting Date has already occurred in whole or in part by operation of Section 8(b)(iv) above). In the event that the average EBITDA Achievement Factor for such years is less than 1.00, the number of shares of Common Stock subject to the Performance Option to become vested hereunder will be calculated as if the average EBITDA Achievement Factor for such years equals 1.00.

         Any vested portion of the Performance Option will remain exercisable until the tenth anniversary of the Start Date except that the vested and unvested portions of the Performance Option will be forfeited by the Executive in the event that he is terminated by the Company for Cause or resigns from his employment with the Company other than for Good Reason or if the Executive provides the Company with notice of nonrenewal of this Agreement.

         (c) Super-Performance Option. The Company hereby grants the Executive an option to purchase 2,868,750 shares of Common Stock pursuant to this Section 8(c) (the "Super-Performance Option") at an exercise price of $1.00 per share. The Super-Performance Option will vest according to the degree to which the Company achieves the Hurdle Equity Value (the "Hurdle Equity Value") set forth on Exhibit B; provided. however, that any unvested portion of the Performance Option will vest on the eighth anniversary of the date of grant. In the event that the Equity Value of the Company exceeds the Hurdle Equity Value for any year from 1997 through 2001, the portion of the Super-Performance Option that vests will be determined as follows:



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         (i) On each Vesting Date, the number of shares of Common Stock subject to the Super-Performance Options that shall vest shall equal the excess, if any, of:

              (A) the number of shares of Common Stock set forth on Exhibit B opposite the dollar amount that is closest to, but not in excess of, such Equity Value, over

              (B) the aggregate number of Super-Performance Options that have previously vested.

         (ii) If a Sale of the Company occurs prior to December 31, 2001, and the average EBITDA Achievement Factor for the years ending prior to the date of such event equals or exceeds 1.2 (including, for this purpose, any year for which the Vesting Date has already occurred in whole or in part by operation of Section 8(b)(iv) above), the Company will accelerate the vesting of Super-Performance Options so that as of the date of consummation of such Sale of the Company all Super-Performance Options that have not vested as of such date will then be vested.

The Super-Performance Option will remain exercisable until the tenth anniversary of the date of grant except that the Super-Performance Option will be forfeited by the Executive in the event that he is terminated by the Company for Cause or resigns from his employment with the Company other than for Good Reason or if the Executive provides the Company with notice of nonrenewal of this Agreement. The Super-Performance Option will be subject to the terms and conditions of a Non-Qualified Super-Performance Option Agreement (a "Non-Qualified Super-Performance Option Agreement") the form of which is attached hereto as Exhibit F.

         (d) Acquisition of Additional Equity. In the event that DLJ invests new equity in the Company or creates any instrument that may be dilutive to the equity of the Company (a "Dilutive Event"), the Executive will be given an opportunity to invest a sufficient additional amount in the Company to protect his ownership share from dilution. If, at the time of such Dilutive Event. EBITDA for the most recently completed calendar year equalled or exceeded the Base EBITDA Target for such year, the Company may offer the Executive a loan sufficient to pay for his additional ownership share in accordance with the terms of the Company Note.

         9. Executive's Rights to Transfer Shares of Common Stock.

         (a) During Employment. During such time as the Executive may be employed by the Company, or any successor thereto, or any Subsidiary or Affiliate of any of such, the Executive will not sell, assign, transfer (including, without limitation, transfer by merger), give, pledge or otherwise dispose of (collectively, "Transfer") shares of Common Stock acquired by exercise of Options (collectively with all shares of Common Stock acquired by the Executive during the term of this Agreement, whether by purchase, exercise of options or otherwise, the "Restricted Shares") except in accordance with the terms of Sections 10, 11 and 14 or with the written consent of the Board.

         (b) After Employment. Subject to any restrictions imposed pursuant to applicable underwriting agreements and applicable law, all restrictions on Transfer of Restricted Shares contained herein and the provisions of Section 10, 11 and 14 will expire upon the 30th day following the Executive's termination of employment with the Company for any reason other than termination by the Company without Cause or a resignation by the Executive for Good Reason. If the Executive's employment hereunder is terminated by the Company without Cause or the Executive resigns for Good Reason, Sections 10, 11 and 14 will continue in effect.

         10. Tag-Along Right.

         (a) In General. In the event of any proposed transfer or sale or other disposition of Common Stock by DLJ or any of its Affiliates (including in a public offering) to any Independent Third Party of any percentage or fraction of a percentage of the shares of Common Stock then held by such person or persons (a "Principal Transfer"), the Executive will have the right (the "Tag-Along Right") to include in such Principal Transfer (in replacement for shares of Common Stock otherwise to be transferred in such Principal Transfer by DLJ and its Affiliates) that number of shares of Common Stock determined in accordance with the formula [(V+W)xD]-W where:

         "D" equals one-half of the Divested Percentage;

         "V" equals the number of Vested Shares then held by the Executive; and

         "W" equals the number of Vested Shares previously transferred by the
Executive:

provided, however, that if the Divested Percentage exceeds 50%, the Executive will be permitted to include any number of shares of Common Stock then held by the Executive.

         (b) Transfer Notice. The Company will, not less than ten nor more than sixty days prior to each proposed Principal Transfer, notify the Executive in writing of each such proposed Principal Transfer. Such notice (the "Transfer Notice") will set forth: (i) the name of the transferor and the Divested Percentage; (ii) the name and address of the proposed purchaser; (iii) the proposed amount and form of consideration and the terms and conditions of payment offered by such proposed purchaser; and (iv) that the proposed purchaser has been informed of the Tag-Along Right provided for in this Section 10 and has agreed to purchase shares of Common Stock held by the Executive in accordance with the terms hereof.

         (c) Tag-Along Notice. The Tag-Along Right may be exercised by the Executive by delivery of a written notice to the Company proposing to sell shares of Common

Stock on the terms set forth in the Transfer Notice (the "Tag-Along Notice") within ten days following his receipt of the Transfer Notice. The Tag-Along Notice will state the number of shares of Common Stock (the "Tag-Along Shares") that the Executive proposes to include in such Transfer to the proposed purchaser.

         (d) Effect of Tag-Along Notice. Delivery of the Tag-Along Notice by the Executive in accordance with Section 10(c) above will constitute a binding agreement by the Executive to sell the Tag-Along Shares, on the terms and conditions specified in the Transfer Notice, to the proposed purchaser or any other purchaser or purchasers designated by DLJ and its Affiliates, who will purchase the shares of Common Stock specified in the Transfer Notice.

         (e) Taxation to the Executive. The Company and DLJ (and its Affiliates) will attempt (but will not be required to use their best efforts) to structure any Transfer pursuant to this Section 10 so as to minimize the taxation of the Executive at the time of such Transfer. Any sale to an Independent Third Party will be structured in a manner that will allow the Executive sufficient time to exercise such portion of the Options then held by the Executive so as to participate in such sale in the manner contemplated in this Section 10.

         11. Bring-Along Right.

         (a) In General. With respect to any proposed Principal Transfer involving the sale of all or substantially all of the Common Stock then beneficially owned by DLJ and its Affiliates, DLJ and its Affiliates will have the right (the "Bring-Along Right") to require that the Executive transfer in the proposed Principal Transfer that percentage of the Vested Shares of Common Stock then held by the Executive equal to the Divested Percentage.

         (b) Payment. Any shares of Common Stock purchased from the Executive pursuant to this Section 11 will be paid for with the same proportional consideration, at the same price per share of Common Stock and upon the same terms and conditions as such proposed Principal Transfer by DLJ and its Affiliates.

         (c) Bring-Along Notice. The Company will, not less than ten nor more than sixty days prior to any such proposed Principal Transfer, notify the Executive in writing of such proposed Principal Transfer. Such notice will set forth: (i) the name and address of the proposed purchaser and the Divested Percentage and (ii) the proposed amount and form of consideration and terms and conditions of payment offered by such proposed purchaser.

         12. Company Call Right.

         (a) Beginning on the Termination Date and continuing for a period of thirty days following the Executive's termination of employment with the Company for any reason the Company shall have the right (the "Call Right") to purchase all Restricted Shares and vested Options then held by the Executive as follows:

              (i) The Company shall have a Call Right to purchase all Restricted Shares at a price per Restricted Share equal to (x) the lesser of the Fair Market Value as of the date of the Call Notice (as defined below) and the cost to the Executive of acquiring each such share (e.g., the exercise price of an Option) in the event of a termination by the Company for Cause or a resignation by the Executive without Good Reason; and (y) the Fair Market Value as of the date of the Call Notice if the termination or resignation of employment is for any reason not specified in clause (x) above.

              (ii) The Company shall have a Call Right to purchase the vested portion of any Options at a price per share of Common Stock subject to such Options equal to (x) the Fair Market Value of a share of Common Stock as of the date of the Call Notice, less (y) the exercise price; provided. however, that the parties hereto acknowledge and agree that in the event that the Executive is terminated by the Company for Cause or resigns from his employment with the Company without Good Reason, any vested and unexercised portions of the Performance Option and Super-Performance Option shall expire as of the opening of business on the Termination Date.

         (b) The Company may exercise the Call Right by sending notice (the "Call Notice") of such exercise to the Executive (or, in the event of the Executive's death, to his representative). The Call Notice will specify the price to be paid per Restricted Share and per exercisable Option. Within ten days after the Call Notice has been received by the Executive (or his representative), the Executive (or such representative) shall deliver all Restricted Shares and exercisable Options owned or held by the Executive (or his estate) to the Company and the Company shall pay to the Executive (or such representative), as principal or agent, in cash or by certified check, the applicable price per Restricted Share and per exercisable Option. If Restricted Shares or exercisable Options are not delivered as scheduled, the Company will cancel those Restricted Shares or exercisable Options and deposit the funds in a non-interest-bearing account and make payment upon delivery; provided that the Company may elect to use such payment as an offset to, or as payment to be transferred to DLJ on, any Company Note or DLJ Note then outstanding, as applicable.

         (c) Notwithstanding anything in this Section 12 to the contrary, if the repurchase of Restricted Shares or the cancellation of the Options would constitute a Payment Disability, the Company shall deliver to the Executive a note with a principal amount equal to the amount determined above, bearing interest at the prime rate (which shall be the rate then in effect according to Citibank, N.A.) plus 1%. Payment of principal and interest on such note shall be made to the Executive in such manner so as not to cause a Payment Disability, and such note plus accrued and unpaid interest thereon shall be repaid in full as soon as reasonably possible after all Payment Disabilities cease to exist; provided, however, that the Company shall pay the Executive interest on the note annually to the extent that such payment does not cause a Payment Disability.

         13. Executive's Put Right.

         (a) Except as provided in Section 17(a)(vi), beginning on the Termination Date and continuing for a period of thirty days following the Executive's termination of employment with the Company for any reason other than a termination of employment by the Company for Cause or a resignation by the Executive without Good Reason (including, without limitation, as a result of the Executive or the Company giving the other party hereto a notice of non-renewal), the Executive, or his representative, will have the right (the "Put Right") to require the Company to repurchase all, but not less than all, Restricted Shares and vested Options then held by the Executive as follows:

              (i) The Executive, or his representative, shall have a Put Right to require the Company to purchase all Restricted Shares at a price per Restricted Share equal to the Fair Market Value as of the date of the Put Notice.

              (ii) The Executive, or his representative, shall have a Put Right to require the Company to purchase the vested portion of any Options at a price per share of Common Stock subject to such Options equal to (x) the Fair Market Value of a share of Common Stock as of the date of the Put Notice, less (y) the exercise price.

         (b) The Executive, or his representative, may exercise the Put Right by sending notice (the "Put Notice") of such exercise to the Company. Within thirty days after the Put Notice has been received by the Company, the Executive, or his representative, shall deliver all Restricted Shares and exercisable Options owned or held by Executive (or his estate) and the Company shall pay to the Executive, or his representative, in cash or by certified check, the applicable price per Restricted Share and per exercisable Option.

         (c) Notwithstanding anything in this Section 13 to the contrary, if the repurchase of Restricted Shares or the cancellation of the vested Options would constitute a Payment Disability, the Company shall deliver to the Executive, or his representative, a note with a principal amount equal to the amount determined above, bearing interest at the prime rate (which shall be the rate then in effect according to Citibank, N.A.) plus 1%. Payment of principal and interest on such note shall be made to the Executive, or his representative, in such manner so as not to cause a Payment Disability, and such note plus accrued and unpaid interest thereon shall be repaid in full as soon as reasonably possible after all Payment Disabilities cease to exist; provided, however, that the Company shall pay the Executive interest on the note annually to the extent that such payment does not cause a Payment Disability.

         14. Public Offerings.

         (a) Following the first primary initial public offering of Common Stock, and subject to any restrictions imposed pursuant to applicable underwriting agreements and applicable law, the Executive will be permitted to Transfer in each calendar year that number of shares of Common Stock determined in accordance with the formula [(V+W)xP]-W where:

         "P" equals 10%;

         "V" equals the number of Vested Shares; and

         "W" equals the number of Vested Shares previously transferred by the Executive pursuant to Section 9, 10 or 14 hereof;

         provided, however, that in no event will the Executive be permitted to Transfer in any calendar month in excess of 1% of the number of shares of Common Stock outstanding as of the first day of such month.

         (b) In addition to any amounts transferred pursuant to Section 9(a) above, following the first secondary public offering of Common Stock and subject to any restrictions imposed pursuant to applicable underwriting agreements and applicable law, the Executive will be permitted to Transfer in each calendar year that number of shares of Common Stock determined in accordance with the formula [(V+W)xP]-W as per Section 14(a) above except that "P" shall equal 20%.

         (c) Following the first public offering of shares of Common Stock, the Company will, on one occasion, upon request of the Executive, register on Form S-8 the shares of Common Stock that may be acquired upon exercise of the outstanding and unexercised Options then held by him (both vested and unvested) as of the date of the public offering. In addition, following the first public offering of shares of Common Stock, the Company will, on one occasion, upon request of the Executive, register on Form S-3 all Restricted Shares held by him at the time such request is made.

         15. Supplemental Executive Retirement Plan.

         (a) The Company will establish a Supplemental Executive Retirement Plan (the "SERP") which will provide the Executive (or in the event of the Executive's earlier death, his Beneficiary) with a lump sum payment (the "SERP Payment") equal to the Actuarial Present Value (as defined below) of an annual retirement benefit, commencing as of the first day of the month following the month in which the Executive attains (or, in the event of his death, would have attained) age 65 and payable during his lifetime, of 1.33 percent of his Final Average Earnings times the number of years of his Term of Employment.

         (b) The SERP Payment will be payable upon the later to occur of (i) the Executive's termination of employment for any reason other than termination of employment for

Cause or (ii) his attainment of age 65 (or in the case of the Executive's earlier death, the date on which the Executive would have attained age 65).

         (c) The Company will be under no obligation to set aside any funds with respect to the benefit obligations accruing under the SERP; provided, however, that the Company agrees that prior to or simultaneous with the first occurrence, if any, of any of the following:

         (i) any Sale of the Company,

         (ii) the termination of the Executive's employment by the Company without Cause, by the Executive for Good Reason, or by reason of the Executive's death or Disability, or

         (iii) the nonrenewal of this Agreement pursuant to notice of nonrenewal by the Company,

the Company will establish an irrevocable grantor trust (the "Trust") pursuant to a trust agreement and fully fund the SERP in an amount equal to the Actuarial Present Value as of the date of such funding (the "Funded Amount"), based on a Term of Employment which will be deemed to equal 20 years. The amount of interest earned by the Funded Amount will be evaluated annually on or before March 15. In the event that the Funded Amount has not earned interest during the past year in an amount equal to or greater than the prevailing rate for ten-year treasury bonds on the Start Date (the "Treasury Rate"), the Company will deposit an additional amount into the grantor trust equal to (i) the amount of interest the Funded Amount would have earned during the last calendar year at the Treasury Rate, (ii) less the interest actually earned by the Funded Amount during such period. The trust agreement will provide for a return to the Company of all assets that remain in the trust after satisfaction of all obligations of the SERP.

         (d) For purposes of this Section 15, the "Actuarial Present Value" will be determined by using:

              (i) an investment increment compounded annually at the applicable interest rate equal to the average annual interest rate on thirty-year U.S. treasury securities, plus 1%, for the second month preceding the date on which a lump sum distribution is made, as specified by the Commissioner of Internal Revenue in the Internal Revenue Bulletin; and

              (ii) a mortality rate that shall be determined according to the mortality table which is prescribed by the Commissioner of Internal Revenue for purposes of Section 417(e) of the Code, as published in the Internal Revenue Bulletin.

         16. Termination. The Executive's employment hereunder may be terminated by the the Company or the Executive, as applicable, without any breach of this Agreement only under the following circumstances:

              (a) Death. The Executive's employment hereunder will terminate upon his death.

              (b) Disability. If the Company determines in good faith that the Disability of the Executive has occurred during the Term of Employment, the Company may give the Executive written notice in accordance with
     Section 16(g) of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company will terminate effective on the 30th day after receipt of such notice by the Executive, provided that within the 30 days after such receipt, the Executive will not have returned to full-time performance of his duties.

              (c) Cause. The Company may terminate the Executive's employment hereunder for Cause.

              (d) Without Cause. The Company may terminate the Executive's employment hereunder for Good Reason upon 30 days' written notice.

              (f) Without Good Reason. The Executive may terminate his employment hereunder without Good Reason upon 30 days' written notice.

              (g) Notice of Termination. Any termination of the Executive's employment hereunder by the Company (or by the Executive pursuant to Section 16(e) or 16(f)) will be communicated by a notice of termination to the Executive (or to the Company, as appropriate). For purposes of this Agreement, a "notice of termination" will mean a written notice which (i) indicates the specific termination provision in the Agreement relied upon,
     (ii) sets forth in reasonable detail any facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision indicated and (iii) specifies the effective date of the termination.

         17. Severence Benefits.

         (a) Without Cause, With Good Reason or by Reason of Notice from the Company of Non-Renewal. If the Executive's employment is terminated by the Company without Cause or by the Executive with Good Reason, or by reason of notice from the Company of non-renewal, the Company shall provide the Executive with the severance benefits described below:

         (i) Accrued Base Salary and Bonus. The Company will pay the Executive his Base Salary through the Termination Date and any accrued but unpaid Bonus payable to the Executive pursuant to Section 5(c) for the most recently completed calendar year prior to the Termination Date. Amounts payable under this Section 17(a)(i) will be paid at such time or times as the Executive would have received such amounts had he not terminated employment, or such earlier time as required by applicable law.

         (ii) Continuation of Base Salary and Bonus. Subject to Section 17(a)(viii), the Company will pay the Executive, in installments in accordance with the Company's standard payroll practices, for the twenty-four-month period immediately following the Termination Date (the "Continuation Period") an amount equal to the product of:

              (A) the Executive's Base Salary in effect on the Termination Date plus the Executive's Bonus for the most recently completed calendar year preceding the Termination Date and

              (B) two.

         (iii) Benefits. The Company shall provide the Executive with continuing health disability and life insurance benefits (at the levels in effect immediately prior to the Termination Date) without cost to him during the Continuation Period; provided that the Company's obligation to continue such disability and life insurance coverage will cease at such time as the Executive secures other employment and its obligation to continue such health insurance benefits coverage will cease at such time as the Executive secures other employment and is eligible for coverage under another employer's comparable health insurance benefits plan or program. All other benefits shall cease upon the Termination Date except as specifically provided otherwise in this Agreement.

         (iv) DLJ Note/Company Note.

               (A) If EBITDA for the calendar year ended immediately prior to the Termination Date equals or exceeds the Base EBITDA Target for such year and as of the Termination Date, EBITDA for the current calendar year is at least anticipated (as reasonably determined by the Company's outside auditors) to equal or exceed the Base EBITDA Target for such year, the Company will either reimburse the interest accrued on the DLJ Note as of the Termination Date or forgive the interest accrued on the Company Note as of such date (either, the "Forgiveness"), as the case may be, and the Executive will not be required to pay additional interest thereon. The Company will make an additional payment to the Executive such that, on an after-tax basis, he receives the benefit of the full amount of the Forgiveness.

               (B) The Company will have the right to reduce any amount payable to the Executive pursuant to Section 17(a)(i) and (ii) by the principal balance outstanding, if any, of the Company Note or the DLJ Note as of the Termination Date, as an offset to, or as payment to be transferred to DLJ on, such Company Note or DLJ Note, as applicable.

         (v) Accelerated Vesting of Performance Option. On the Termination Date, the Company will accelerate the vesting of that number of the number of shares of Common Stock subject to the Performance Option (not then vested) that would have become vested during the period beginning with the calendar year in which occurs the Termination Date and ending on December 31, 2001 (the "Acceleration Period") if the EBITDA Achievement Factor in each year during such period equalled the average EBITDA Achievement Factor for the years ending prior to the Termination Date (including, for this purpose, any year for which the Vesting Date has already occurred in whole or in part by operation of Section 8(b)(iv) above). In the event that the average EBITDA Achievement Factor for such years is less than 1.00, the number of shares of Common Stock subject to the Performance Option for which vesting shall be accelerated hereunder will be calculated as if the average EBITDA Achievement Factor equals 1.00.

         (vi) Accelerated Vesting of Super-Performance Options. If the average EBITDA Achievement Factor for the years ended prior to the Termination Date is at least 1.2, then, after the Termination Date, the vesting of the Super-Performance Options will accelerate according to terms that shall be mutually agreed upon by the Board and the Executive. Any portion of the Super-Performance Option that become vested on or after the Termination Date will immediately become subject to the Call Right described in
     Section 12 and the Put Right described in Section 13 for a period of thirty days after the Vesting Date, after which such Super-Performance Option shall be cancelled.

         (vii) SERP. The Executive (or his Beneficiary) shall be entitled, commencing upon attaining age 65 (or the Termination Date, if later), to the SERP Payment determined pursuant to Section 15(a), based on his Final Average Earnings as of the Termination Date and deeming the Term of Employment for purposes of Section 15(a) to equal 20 years. The SERP Payment specified in this Section 17(a)(vii) will be in full satisfaction of all obligations under the SERP.

         (viii) Extension of Continuation Period. If:

              (A) the Termination Date is on or prior to the sixth anniversary of the Start Date,

              (B) the Termination Date is within the one-year period following the date of a Sale of the Company,

              (C) EBITDA for the calendar year ended immediately prior to the Termination Date equals or exceeds the Base EBITDA Target for such year, and

              (D) as of the Termination Date the business units which constituted the Company prior to its sale are at least anticipated (as reasonably determined by the Company's outside auditors) to achieve the Base EBITDA Target for the year in which occurs the Termination Date, then the Continuation Period referred to in Section 17(a)(ii) shall be extended to thirty-six months and the factor in Section 17(a)(ii)(B) shall be three.

         (b) For Cause or Without Good Reason. If the Executive's employment is terminated by the Company for Cause or by the Executive without Good Reason, the Company shall provide the Executive with the amounts described below:

         (i) Accrued Base Salary and Bonus. The Company will pay the Executive his Base Salary through the Termination Date at such time or times as the Executive would have received such amounts had he not terminated employment, or such earlier time as required by applicable law. The Executive will not be entitled to any Bonus that is unpaid as of the Termination Date.

         (ii) Benefits. All benefits shall cease upon the Termination Date except as specifically provided otherwise in this Agreement.

         (iii) Termination of Options. All unexercised portions of the Performance Option and Super-Performance Option shall expire as of the opening of business on the Termination Date.

         (iv) SERP.

              (A) If the Executive is terminated for Cause, he will forfeit any and all rights to the SERP Payment as of the Termination Date.

              (B) If the Executive's termination of employment is at his initiative without Good Reason (including, without limitation, by reason of notice to the Company of the Executive's intention not to renew this Agreement), the Executive (or his Beneficiary) will be entitled to receive, commencing upon the later of the Termination Date or the Executive's attainment of age 65 (or in the case of the Executive's earlier death, the date as of which the Executive would have attained age 65), the SERP Payment determined under the SERP formula set forth in Section 15(a), based on his Final Average Earnings as of the Termination Date.

         (c) Death or Disability. If the Executive's employment is terminated by reason of his death or Disability:

         (i) Accrued Base Salary and Bonus. The Company will pay the Executive or his estate his accrued Base Salary through the Termination Date and any accrued but unpaid Bonus payable to the Executive pursuant to Section 5(c) for the most recently completed calendar year prior to the Termination Date, at such time or times as the Executive would have received such amounts had he not terminated employment, or such earlier time as required by applicable law.

         (ii) Pro Rata Bonus. The Company will pay the Executive or his estate a pro rata portion of the Bonus, if any, that would have been payable to the Executive with respect to the year in which occurs the Termination Date (the "Pro Rata Bonus") equal to the product of:

              (A) the Bonus that would have been payable pursuant to Section 5(c) for such year; and

              (B) the ratio of the number of days elapsed prior to the Termination Date in the calendar year in which such event occurs to
          365. The Pro Rata Bonus, if any, will be paid at such time as the Executive would have received the Bonus, if any, for such year had he not terminated employment.

         (iii) Benefits. All benefits shall cease upon the Termination Date except as specifically provided otherwise in this Agreement.

         (iv) Termination of Options. All exercisable Options shall remain exercisable in accordance with the terms of the applicable Non-Qualified Stock Option Agreement, Non-Qualified Performance Stock Option Agreement and Non-Qualified Super-Performance Stock Option Agreement.

         (v) SERP. The Executive (or his Beneficiary) will be entitled to the SERP Payment, commencing on the date the Executive attains or would have attained age 65 (or his Termination Date, if later) determined pursuant to
     Section 15(a), based on the Executive's Final Average Earnings as of the Termination Date and based on a Term of Employment, for purposes of
     Section 15(a), equal to 20 years. The SERP Payment specified in this
     Section 17(c)(v) will be in full satisfaction of all obligations under the SERP.

         18. Representations of the Executive and the Company.

         (a) The Executive represents that he is under no contractual or other legal constraint which would prevent him from executing this Agreement or carrying out in full his responsibilities hereunder. The Executive indemnifies the Company from any cost, loss, liability, damage or expense (including attorney's fees) which it may incur by reason of any breach of the representation set forth in this
Section 18.

         (b) The Company represents that it is not a party to any agreement, including without limitation any stockholders agreement, the terms of which would be violated by the Company's execution of this Agreement.

         (c) DLJ represents that it is not a party to any agreement, including without limitation any stockholders agreement, the terms of which would be violated by DLJ's execution of this Agreement.

         19. Non-Disclosure of Confidential Information.

         (a) The Executive acknowledges that during his employment he will have access to confidential or secret plans, programs, documents, agreements, internal management reports, financial information or other material relating to the business, services or activities of the Company, including, without limitation, information with respect to the Company's operations, processes, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, compensation paid to employees or other terms of employment, and trade secrets, market reports, customer investigations, customer lists and other similar information that is proprietary information of the Company (collectively referred to as "Confidential Information"). The Executive acknowledges that such Confidential Information as is acquired and used by the Company is a special, valuable and unique asset of the Company. In addition, all records, files and other materials obtained by the Executive in the course of his employment with the Company will remain the property of the Company.

         (b) Except as required in the faithful performance of the Executive's duties hereunder, the Executive shall, in perpetuity, maintain in confidence and shall not directly, indirectly or otherwise use, disseminate, disclose or publish, or use for his benefit or the benefit of any person, firm, corporation or other entity any Confidential Information or deliver to any person, firm, corporation or other entity any document, record, notebook, computer program or similar repository of or containing any such Confidential Information; provided, however, that no information otherwise in the public domain (other than by an act of the Executive in violation hereof) shall be considered Confidential Information. The parties hereby stipulate and agree that as between them the foregoing matters are important, material and confidential proprietary information and trade secrets, and affect the successful conduct of the businesses of the Company (and any successor or assignee of the Company).

         (c) Upon termination of the Executive's employment with the Company for any reason, the Executive will promptly deliver to the Company all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the Company's customers, business plans, marketing strategies, products or processes which are Company property, or which are non-public or which contain Confidential Information.

         20. Non-Competition and Non-Solicitation.

         (a) Subject to Section 20(b) below, in consideration of his employment hereunder and in view of the confidential position to be held by the Executive hereunder, during the Term of Employment and through the one-year period commencing on the Termination Date, the Executive shall not, directly or indirectly, be employed by, or act as a consultant or lender to or in association with, or as a director, officer, employee, partner, owner, joint venturer, member or otherwise of any person, firm, corporation, partnership, limited liability company, association or other entity that engages in the same business as, or competes with, any business actually conducted by the Company or any of its Subsidiaries in any geographic area then served by the Company or any of such Subsidiaries (other than beneficial ownership of up to 2% of the outstanding voting stock of a publicly traded company that is or owns such a competitor);

         (b) In the event that the Executive is terminated by the Company without Cause, resigns for Good Reason or ceases to be employed by the Company be reason of notice of non-renewal by the Company, the Executive will cease to be bound by this Section 20(a) on the Termination Date; provided, however, that during the Continuation Period, the Executive shall not, directly or indirectly, be employed by any person, firm, corporation, partnership, limited liability company, association or other entity the principal business of which is the operation or ownership of chain retail drug stores; provided further, however, that the restriction on the Executive's employment by any such entity shall apply only during the period in which DLJ owns a controlling interest in the Company.

         (c) In consideration of his employment hereunder and in view of the confidential position to be held by the Executive hereunder, during the Term of Employment and through the one-year period commencing on the Termination Date, the Executive will not (i) induce or attempt to induce any employee of the Company or any of its Subsidiaries to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any of its Subsidiaries and any employee thereof, (ii) hire directly or indirectly any person who is then an employee of the Company or any of its Subsidiaries, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any of its Subsidiaries to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or such Subsidiary; provided, however, that the Executive will cease to be bound by this Section 20(c) on the Termination Date if he is terminated without Cause, resigns for Good Reason or ceases to be employed by the Company by reason of notice of non-renewal by the Company.

         (d) The Executive expressly agrees that the character, duration and geographical scope of the provisions of this Section 20 are reasonable in light of the circumstances as they exist on the date hereof. If any competent court shall determine that the character, duration or geographical scope of such provisions is unreasonable, then it is the intention and the agreement of the Executive and the Company that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the Executive's conduct that are reasonable in the light of the circumstances and that are necessary to assure to the Company the benefits of this Section 20.

         21. Injunctive Relief. It is recognized and acknowledged by the Executive that a breach of the covenants contained in Sections 19 and 20 will cause irreparable damage to the Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Executive agrees that in the event of a breach of any of the covenants contained in Sections 19 and 20, in addition to any other remedy which may be available at law or in equity, the Company will be entitled to specific performance and injunctive relief.

         22. Nomination of Directors. Except for the directors of the Board who are DLJ appointees the Executive and DLJ will mutually agree upon and jointly nominate all members of the Board.

         23. Assignment; Binding on Successors. This Agreement will be binding upon and inure to the benefit of the Company, DLJ, the Executive and their respective successors, assigns, personnel and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable. The Executive agrees that the Company and DLJ may assign their rights and obligations under this Agreement to any successor-in-interest. The Executive may assign his rights and obligations hereunder only with the express written consent of the Company and DLJ except that the rights under this Agreement shall inure to the benefit of the Executive's heirs or assigns in the event of his death. Except as expressly provided in this Section 23, no party may assign its rights and obligations hereunder, and any attempt to do so will be void.

         24. Governing Law. This Agreement will be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of New York.

         25. Arbitration.

         (a) Any controversy or claim arising out of or in relation to this Agreement or the breach thereof or otherwise arising out of the Executive's employment or the termination of such employment will, to the fullest extent permitted by law, be settled by arbitration under the auspices of the American Arbitration Association ("AAA") in New York, New York, in accordance with the National Rules for the Resolution of Employment Disputes of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. Any decision rendered by the arbitrators will include specific findings of fact and conclusions of law. All fees and expenses of the arbitration (including, without limitation, each party's reasonable attorney's fees and expenses) will be paid by the losing party or parties (with such parties being jointly and severally liable therefor) or, if no party is clearly a losing party, then as may be determined by the arbitrators. Judgment upon the award rendered by the arbitrators may be entered in any court specified below.

         (b) Notwithstanding the foregoing, this provision will not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate, provided that any other relief will be pursued through an arbitration proceeding pursuant to this Section. For purposes of this Section 25(b), each party hereto irrevocably and unconditionally:

         (i) agrees that any suit, action or other legal proceeding arising out of this Agreement may be brought in the United States District Court for the Southern District of New York or, if such court does not have jurisdiction or will not accept jurisdiction, in the Supreme Court of the State of New York, New York County,

         (ii) consents to the jurisdiction of any such court in any such suit, action or proceeding, and

         (iii) waives any objection which such party may have to the laying of venue of any such suit, action or proceeding in any such court.

         26. Validity. If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed this Agreement shall be considered divisible as to such provision, and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from any of the parties to any other. The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect.

         27. Notices. Any notice, request, claim, demand, document and other communication hereunder to any party will be effective upon receipt (or refusal of receipt) and will be in writing and delivered personally or sent by telex, telecopy, or certified or registered mail, postage prepaid, as follows:

         (a) If to DLJ or the Company, addressed to:

                         David Jaffe
                         Donaldson, Lufkin & Jenrette
                         277 Park Avenue
                         New York, NY 10172

                   With a copy to:

                         Secretary of Duane Reade
                         Duane Reade
                         440 Ninth Avenue
                         New York, NY 10001


                   With a second copy to:

                         Jed W. Brickner, Esq.
                         Latham & Watkins
                         885 Third Avenue
                         Suite 1000
                         New York, NY 10022


         (b) If to the Executive, to him at the address set forth below under his signature

                   With a copy to:

                         Kenneth J. Laverriere, Esq.
                         Shearman & Sterling
                         599 Lexington Avenue
                         New York, NY 10022


     or at such other address as any party will have specified by notice in writing to the other parties.

         28. No Mitigation. The Executive shall not be required to seek other employment in order to mitigate or reduce the amounts payable to him pursuant to this Agreement following his termination of employment.

         29. Continuing Effect. Unless otherwise expressly provided herein, any provision of this Agreement that would by its terms or natural import survive the expiration of this Agreement or the termination of the Executive's employment hereunder shall also survive. Notwithstanding the foregoing, the parties hereto agree and intend that the provisions of Sections 17(a)(vi), 18, 19 and 20 shall survive the termination of this Agreement and the termination of the Executive's employment hereunder.

         30. Legal Fees. The Company will pay all reasonable legal fees not in excess of $35,000 incurred by the Executive pursuant to the negotiation of the Employment Related Agreements.

         31. Stockholder Approval. This Agreement shall be effective upon submission to and approval by stockholders of the Company holding more than 75% of the voting power of all outstanding Common Stock. In connection with such submission and approval, the Company represents that it has provided each stockholder with the disclosure required by Treasury Regulation Section 1.280G-1-Q&A 7(d).

         32. Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same Agreement.

         33. Entire Agreement. As of the date of execution of this Agreement, the Term Sheet dated as of June 18, 1997 among the Executive, the Company and DLJ and the Employment Agreement dated March 25, 1996 by and among Duane Reade, the Company and the Executive shall terminate and neither shall be of any further force or effect. The terms of this Agreement and the other documents contemplated hereby are intended by the parties to be the final expression of their agreement with respect to the employment of the Executive by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement and the other documents contemplated hereby will constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement; provided, however, that this Agreement will not limit or replace any additional right or benefit that may be provided to the Executive pursuant to any stockholders agreement that governs the rights of holders of Common Stock; and provided further, that in the event of a conflict between the terms of the Employment Agreement and any such stockholders agreement the terms of the agreement that are least adverse to the Executive shall govern.

         34. Amendments, Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by the Executive and the Chairman of the Board. By an instrument in writing similarly executed, the Executive or the Company may waive compliance by the other party or parties with any provision of this Agreement that such other party was or is obligated to comply with or perform; provided, however, that such waiver will not operate as a waiver of, or estoppel with respect to, any other or subsequent failure to comply with or perform. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity.

                            [Signature page follows]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


                                  EXECUTIVE


                                  /s/ Anthony Cuti
                                      --------------------
                                  Anthony Cuti
                                  440 Ninth Avenue
                                  New York, New York 10001


                                  DUANE READE HOLDING
                                  CORPORATION



                                  By: /s/ David Jaffe
                                      --------------------
                                      Name:
                                      Title:



                                  DLJ MERCHANT BANKING
                                  PARTNERS, II, L.P.


                                  By: /s/ David Jaffe
                                      --------------------
                                      Name:
                                      Title:


Executive's Beneficiary: Ilene Cuti
                         ----------
                         Name

                         Spouse
                         ----------
                         Relationship


                         Address:36 East Saddle River Road
                                 Saddle River, NJ 07058

                                   EXHIBIT A

                                 TARGET EBITDA

                     Base                Minimum              Maximum
Calendar Year        EBITDA Target       EBITDA Target        EBITDA Target
-------------        -------------       -------------        -------------

 1997                  $44,200,000         $42,200,000          $46,200,000

 1998                  $50,400,000         $47,400,000          $53,400,000

 1999                  $59,400,000         $55,400,000          $63,400,000

 2000                  $67,200,000         $63,200,000          $71,200,000

 2001                  $75,300,000         $71,300,000          $79,300,000

                                   EXHIBIT B

                            SUPER-PERFORMANCE OPTION
                              HURDLE EQUITY VALUES

                          1997      1998      1999      2000      2001
                          ----      ----      ----      ----      ----
Hurdle Equity Value...... 55.1     218.5     317.7     407.8     507.5


                                Vested Shares of Common Stock Subject to the
                                           Super-Performance Option
                      ---------------------------------------------------------
      Equity Value        1997       1998        1999        2000        2001
      ------------        ----       ----        ----        ----        ----
         $90.0                0           0           0           0           0
        $140.0                0           0           0           0           0
        $155.1        1,912,500           0           0           0           0
        $190.0        1,912,500           0           0           0           0
        $218.5        1,912,500           0           0           0           0
        $290.0        1,912,500           0           0           0           0
        $315.0        2,103,750   2,103,750           0           0           0
        $317.7        2,103,750   2,103,750   2,103,750           0           0
        $340.0        2,295,000   2.295,000   2,295,000           0           0
        $365.0        2,486,250   2,486,250   2,486,250           0           0
        $390.0        2,677,500   2,677,500   2,677,500           0           0
        $407.8        2,677,500   2,677,500   2,677,500   2,677,500           0
        $415.0        2,868,750   2,868,750   2,868,750   2,868,750           0
        $507.5        2,868,750   2,868,750   2,868,750   2,868,750   2,868,750
      Over $507.5     2,868,750   2,868,750   2,868,750   2,868,750   2,868,750

                                   EXHIBIT C

                                 TERMS OF NOTE

                               TERMS OF THE NOTE


         Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Employment Agreement to which these terms are attached as Exhibit C (the "Employment Agreement").


DLJ Note The promissory note in the principal amount of not more than $1,000,000 executed by the Executive in favor of DLJ.

Company
Note As soon as practicable after the Board and DLJ agree that the Company may do so, the Company will assume the DLJ Note and the Executive and the Company will amend the terms thereof and substitute therefor the Company Note in accordance with the terms included in the DLJ Note.

Loan For a period of three months following the later of (a) October 27, 1997 and (b) the date the Employment Agreement is executed by all parties, the Executive will be entitled to borrow up to $ 1,000,000 in the aggregate from DLJ which shall be evidenced by the DLJ Note. DLJ shall provide the Executive with the principal amount of any such DLJ Note within five business days after DLJ's receipt of written notice from the Executive requesting such DLJ Note and specifying the principal amount thereof.

Termination
without Cause/
Resignation
for Good Reason    If EBITDA for the calendar year ended immediately prior to the Termination Date equals or exceeds the Base EBITDA
                   Target for such year and as of the Termination Date, EBITDA for the current calendar year is at least anticipated (as reasonably determined by the Company's outside auditors) to equal or exceed the Base EBITDA Target for such year, the Company will either reimburse the interest accrued on the DLJ Note as of the Termination Date or forgive the interest accrued on the Company Note as of such date (either, the "Forgiveness"), as the case may be and the Executive will not be required to pay additional interest thereon. The
                   Company will make an additional payment to the Executive such that, on an after-tax basis, he receives the benefit of the full amount of the Forgiveness. The Company will have the right to reduce any amount payable to the Executive pursuant to Section 17(a)(i) and (ii) of the Employment
                   Agreement by the principal balance outstanding, if any, of the Company Note or the DLJ Note as of the Termination
                   Date, as an offset to, or as payment to be transferred to DLJ on, such Company Note or DLJ Note, as applicable.


Repayment         The Executive shall repay the aggregate unpaid principal
                  amount and interest amount of the Loan in five equal annual installments, with the first payment due thirty days following any date as of which the Executive has the ability to exchange for cash payment (whether or not the Executive actually chooses to receive such cash payment) any of the collateral for the Note.

Interest Interest on the unpaid principal amount of the Note from the date of this Note until this Note shall be paid in full at a rate per annum equal at all times to the Federal Mid-Term Rate in effect within thirty days after the payment by the Company to the Executive of any Target Bonus or Incentive Bonus as described in Section 5(c) of the Employment Agreement.

Grant of Security As collateral, the Executive shall assign as security interest to DLJ in the Current Option, together with all shares, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Current Option, including, without limitation, the shares issued upon exercise of such Option and all additional options of the issuer of the Current Option that the Executive may acquire and all shares, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such options; the Non-Qualified Current Option Agreement, Non-Qualified Performance Option Agreement and the Non-Qualified Super Performance Option Agreement and all rights of the Executive under or pursuant to the such agreements; the rights of Executive under the Employment Agreement to receive proceeds of any severance with respect to the Employment Agreement; and all proceeds of any and all of the foregoing collateral.

                                   EXHIBIT D

                  FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT

                      NON-QUALIFIED STOCK OPTION AGREEMENT

                                October 27, 1997


Mr. Anthony Cuti
36 East Saddle River Road
Saddle River, NJ 07458

         Re:    Duane Reade Holding Corporation (the "Company")
                Grant of a Non-Qualified Stock Option

Dear Mr. Cuti:

         The grant of the stock option (an "Option") described herein is effective as of June 17, 1997 (the "Effective Date"). This option agreement (the "Agreement") supersedes and replaces the prior non-qualified stock option agreement between you and the Company dated March 25, 1996.

         1. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below. Capitalized terms that are not otherwise defined below or in the body of this Agreement shall have the meanings assigned to such terms in the Employment Agreement between you and the Company dated October 27, 1997.

         "Common Stock" shall mean the Company's Common Stock, par value $.01 per share, or, in the event that the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

         "Company" shall mean Duane Reade Holding Corporation, a Delaware corporation, its successors and assigns.

         "Employment Agreement" means the Employment Agreement, dated as of October 27, 1997, by and between you and the Company.

         "Option Price", with respect to any exercise of the Option pursuant to the terms of this Agreement, means the number of Option Shares being acquired multiplied by the Exercise Price.

         "Public Sale" means any sale to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act (or any similar provision then in force).

         "Securities Act" shall mean the Securities Act of 1933, as amended, and any successor statute.

         2. Terms of the Option. The Option is to purchase 3,035,038 shares of Common Stock (the "Option Shares") at a price per share of $0.0705 (the "Exercise Price"). The Option is not intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

         3. Exercisability/Vesting. The Option is fully vested and exercisable at the time of grant.

         4. Expiration of Option. (a) General. The Option will remain exercisable until the tenth anniversary of the date of grant.

         (b) No Early Expiration upon Termination of Employment. The Option shall not be forfeitable by you for any reason, including, without limitation, in the event that your employment with the Company terminates for any reason.

         5. Procedure for Exercise. You may exercise all or any portion of the Option at any time and from time to time prior to its expiration, by delivering written notice to the Company (to the attention of the Company's Secretary) and your written acknowledgment that you have read and have been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to you regarding the Company, together with payment of the Option Price. As a condition to any exercise of the Option, you will permit the Company to deliver to you all financial and other information regarding the Company it believes necessary to enable you to make an informed investment decision, and you will make all customary investment representations which the Company requires.

         6. Payment and Other Conditions. Prior to the issuance of any stock certificates evidencing the Option Shares in respect to which the Option shall have been exercised, you shall have paid to the Company the aggregate Option Price for all Option Shares for which the Option is then exercised either (a) in cash (including check, bank draft or money order) or, in the discretion of the Board, by delivery of a promissory note (if in accordance with policies approved by the Board) or in shares of Common Stock already owned by you or any combination of cash and shares of Common Stock or (b) through a "cashless exercise" whereby the Company shall retain a number of Option Shares for which the Option shall have been exercised with a Fair Market Value equal to the Option Price and shall issue to you certificates representing the remaining Option Shares. In addition, the Company shall withhold from such exercise the number of Option Shares necessary to equal the federal, state and local taxes, if any, required to be withheld or paid by the Company as a result of such exercise.

         7. Issuance of Stock Certificates; Pledge of Shares Acquired. Subject to the terms of the Security Agreement (which is part of the Form of Note included at Exhibit C of the Employment Agreement), upon receipt of payment and satisfaction of the conditions pursuant to Section 6 above, the Company shall issue to you a certificate or certificates for the number of shares of Common Stock in respect of which the Option shall have been exercised. Such certificates shall contain one or more legends indicating any then applicable transfer restrictions or limitations applicable to the shares. The Company will bear all expenses in connection with the preparation, issuance and delivery of the stock certificates.

         8. Securities Laws Restrictions and Other Restrictions on Transfer of Option Shares. You represent that when you exercise the Option you will be purchasing Option Shares for your own account and not on behalf of others. You understand and acknowledge that federal and state securities laws govern and restrict your right to offer, sell or otherwise dispose of any Option Shares unless your offer, sale or other disposition thereof is registered under the Securities Act and state securities laws or, in the opinion of the Company's counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. You further understand that the certificates for any Option Shares you purchase will bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

         9. Non-Transferability of Option. Except as provided in the Form of Note and the accompanying documents attached to the Employment Agreement as Exhibit C, the Option is personal to you and is not transferable by you other than by will or the laws of descent and distribution, provided that all such transferees shall be bound by this Agreement. During your lifetime only, you (or your guardian or legal representative) may exercise the Option. In the event of your death, the Option may be exercised only (i) by the executor or administrator of your estate or the person or persons to whom your rights under the Option shall pass by will or the laws of descent and distribution and (ii) to the extent that you were entitled hereunder at the date of your death.

         10. Rights of Participants. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate your employment according to the terms of the Employment Agreement, nor confer upon you any right to continue in the employ of the Company for any period of time or to continue your present (or any other) rate of compensation.

         11. Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from any amounts due and payable by the Company to you (or secure payment from you in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Option Shares issuable hereunder, and the Company may defer such issuance unless indemnified by you to its satisfaction.

         12. Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, you and the Board shall, in order to prevent the dilution or enlargement of rights under the Option, agree to make such adjustments in the number and type of shares covered by the Option and the Exercise Price specified herein as may be determined to be appropriate and equitable. In the event the Company issues any Common Stock or any warrants, options or other rights to acquire Common Stock or any securities convertible into Common Stock, you shall be entitled to purchase your pro rata share of such securities at the same price and on the same terms as the Company offers to other investors in order to maintain your then fully diluted percentage ownership of Common Stock.

         13. Certain Rights and Obligations Under the Employment Agreement. (a) Tag-Along Right and Bring-Along Right. The Option is subject to the Tag-Along Right described in Section 10 of the Employment Agreement and the Bring-Along Right described in Section 11 of the Employment Agreement and your rights and obligations with respect to such Tag-Along Right and Bring-Along Right are governed by Section 10 and Section 11 of the Employment Agreement, respectively.

         (b) Call and Put Rights. The Option is subject to the Call Right described in Section 12 of the Employment Agreement and the Put Right described in Section 13 of the Employment Agreement and your rights and obligations with respect to such Call Right and Put Right are governed by Section 12 and Section 13 of the Employment Agreement, respectively.

         14. Amendment. Except as otherwise provided herein, any provision of this Agreement may be amended or waived only with the prior written consent of you and the Company.

         15. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

         16. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         17. Governing Law. The corporate law of the State of Delaware will govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by the internal law, and not the law of conflicts, of the State of New York.
                                    * * * *

         Your execution of this Agreement in the space below signifies your understanding and acceptance of the terms included in this Agreement.


                                  Very truly yours,

                                  DUANE READE HOLDING CORPORATION

                                  By: /s/ David L. Jaffe
                                      ---------------------------



         The undersigned hereby acknowledges having read this Agreement and hereby agrees to be bound by all provisions set forth herein.

Dated as of:                         ANTHONY CUTI


October 27, 1997                     /s/ Anthony Cuti
                                     ----------------------------

                                   EXHIBIT E

            FORM OF NON-QUALIFIED PERFORMANCE STOCK OPTION AGREEMENT

                NON-QUALIFIED PERFORMANCE STOCK OPTION AGREEMENT

                                October 27, 1997

Mr. Anthony Cuti
36 East Saddle River Road
Saddle River, NJ 07458

         Re:    Duane Reade Holding Corporation (the "Company")
                Grant of a Non-Qualified Performance Stock Option

Dear Mr. Cuti:

         Effective as of June 17, 1997 (the "Effective Date"), you are hereby granted the Performance Stock Option (the "Performance Option") described herein.

         1. Definitions. For the purposes of this Option Agreement (the "Agreement"), the following terms shall have the meanings set forth below. Capitalized terms that are not otherwise defined below or in the body of this Agreement shall have the meanings assigned to such terms in the Employment Agreement between you and the Company dated October 27, 1997.

         "Common Stock" shall mean the Company's Common Stock, par value $.01 per share, or, in the event that the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

         "Company" shall mean Duane Reade Holding Corporation, a Delaware corporation, its successors and assigns.

         "Employment Agreement" means the Employment Agreement, dated as of October 27, 1997, by and between you and the Company.

         "Option Price" means, with respect to any Option Shares, the number of Option Shares being acquired multiplied by the Exercise Price.

         "Public Sale" means any sale to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act (or any similar provision then in force).

         "Securities Act" shall mean the Securities Act of 1933, as amended, and any successor statute.

         2. Terms of the Performance Option. The Performance Option is for the purchase of 2,362,500 shares of Common Stock (the "Option Shares") at a price per share of $1.00 (the "Exercise Price"). The Performance Option is not intended to be an "incentive stock option" within the meaning of section 422 of the Code.

         3. Exercisability/Vesting. The Performance Option granted hereunder will vest and become exercisable in accordance with the terms and conditions set forth in Sections 8(b) and 17(a)(v) of the Employment Agreement.

         4. Expiration of the Performance Option. (a) General. The Performance Option will remain exercisable until the tenth anniversary of the Effective Date in accordance with the terms of this Agreement.

         (b) Termination of Employment. (i) If your employment is terminated by the Company for Cause or by you without Good Reason, all unexercised Option Shares shall expire as of the opening of business on the Termination Date.

         (ii) If your employment with the Company is terminated for any reason, other than the reasons set forth in Section 4(a) above, all exercisable Option Shares shall remain exercisable until the tenth anniversary of the Effective Date.

         5. Procedure for Exercise. You may exercise all or any portion of the Performance Option at any time and from time to time prior to its expiration by delivering written notice to the Company (to the attention of the Company's Secretary) and your written acknowledgment that you have read and have been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to you regarding the Company, together with payment of the Option Price. As a condition to any exercise of the Performance Option, you will permit the Company to deliver to you all financial and other information regarding the Company it believes necessary to enable you to make an informed investment decision, and you will make all customary investment representations which the Company requires.

         6. Payment and Other Conditions. Prior to the issuance of any stock certificates evidencing the shares of Common Stock in respect to which the Performance Option shall have been exercised, you shall have paid to the Company the aggregate Option Price for all Option Shares for which the Performance Option is then exercised either (a) in cash (including check, bank draft or money order) or, in the discretion of the Board, by delivery of a promissory note (if in accordance with policies approved by the Board) or in shares of Common Stock already owned by you or any combination of cash and shares of Common Stock or (b) through a "cashless exercise" whereby the Company shall retain a number of Option Shares for which the Performance Option shall have been exercised the Fair Market Value of which is equal to the Option Price and shall issue to you certificates representing the remaining shares of Common Stock. In addition, the Company shall withhold from such exercise the number of shares of Common Stock necessary to equal the federal, state and local taxes, if any, required to be withheld or paid by the Company as a result of such exercise.

         7. Issuance of Stock Certificates; Pledge of Shares Acquired. Subject to the terms of the Security Agreement (which is part of the Form of Note included at Exhibit C of the Employment Agreement), upon receipt of payment and satisfaction of the conditions pursuant to Section 6 above, the Company shall issue to you a certificate or certificates for the number of Option Shares in respect of which the Performance Option shall have been exercised. Such certificates shall contain one or more legends indicating any then applicable transfer restrictions or limitations applicable to the shares. The Company will bear all expenses in connection with the preparation, issuance and delivery of the stock certificates.

         8. Securities Laws Restrictions and Other Restrictions on Transfer of Option Shares. You represent that when you exercise the Performance Option you will be purchasing Option Shares for your own account and not on behalf of others. You understand and acknowledge that federal and state securities laws govern and restrict your right to offer, sell or otherwise dispose of any Option Shares unless your offer, sale or other disposition thereof is registered under the Securities Act and state securities laws or, in the opinion of the Company's counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. You further understand that the certificates for any Option Shares you purchase will bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

         9. Non-Transferability of the Performance Option. Except as provided in the Form of Note and the accompanying documents attached to the Employment Agreement as Exhibit C, the Performance Option is personal to you and is not transferable by you other than by will or the laws of descent and distribution, provided that all such transferees shall be bound by this Agreement. During your lifetime only, you (or your guardian or legal representative) may exercise the Performance Option. In the event of your death, the Performance Option may be exercised only (i) by the executor or administrator of your estate or the person or persons to whom your rights under the Performance Option shall pass by will or the laws of descent and distribution and (ii) to the extent that you were entitled hereunder at the date of your death.

         8. Rights of Participants. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate your employment according to the terms of the Employment Agreement, nor confer upon you any right to continue in the employ of the Company for any period of time or to continue your present (or any other) rate of compensation.

         9. Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from any amounts due and payable by the Company to you (or secure payment from you in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Option Shares issuable hereunder, and the Company may defer such issuance unless indemnified by you to its satisfaction.

         10. Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, you and the Board shall, in order to prevent the dilution or enlargement of rights under the Performance Option, agree to make such adjustments in the number and type of shares covered by the Performance
Option and the Exercise Price specified herein as may be determined to be appropriate and equitable. In the event the Company issues any Common Stock or any warrants, options or other rights to acquire Common Stock or any securities convertible into Common Stock, you shall be entitled to purchase your pro rata share of such securities at the same price and on the same terms as the Company offers to other investors in order to maintain your then fully diluted percentage ownership of Common Stock.

         11. Certain Rights and Obligations Under the Employment Agreement. (a) Tag-Along Right and Bring-Along Right. The Performance Option is subject to the Tag-Along Right described in Section 10 of the Employment Agreement and the Bring-Along Right described in Section 11 of the Employment Agreement and your rights and obligations with respect to such Tag-Along Right and Bring-Along Right are governed by Section 10 and Section 11 of the Employment Agreement, respectively.

         (b) Call and Put Rights. The Performance Option is subject to the Call Right described in Section 12 of the Employment Agreement and the Put Right described in Section 13 of the Employment Agreement and your rights and obligations with respect to such Call Right and Put Right are governed by
Section 12 and Section 13 of the Employment Agreement, respectively.

         12. Amendment. Except as otherwise provided herein, any provision of this Agreement may be amended or waived only with the prior written consent of you and the Company.

         13. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

         14. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         15. Governing Law. The corporate law of the State of Delaware will govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by the internal law, and not the law of conflicts, of the State of New York.

                                    * * * *

         Your execution of this Agreement in the space below signifies your understanding and acceptance of the terms included in this Agreement.


                              Very truly yours,

                              DUANE READE HOLDING CORPORATION

                              By: /s/ David L. Jaffe
                                  ---------------------------
                                  Title:

         The undersigned hereby acknowledges having read this Agreement and hereby agrees to be bound by all provisions set forth herein.

Dated as of:                  ANTHONY CUTI

October 27,1997               /s/ Anthony Cuti
                              -------------------------------

                                   EXHIBIT F

       FORM OF NON-QUALIFIED SUPER-PERFORMANCE STOCK OPTION AGREEMENT

           NON-QUALIFIED SUPER-PERFORMANCE STOCK OPTION AGREEMENT

                                October 27, 1997

Mr. Anthony Cuti
36 East Saddle River Road
Saddle River, NJ 07458

         Re:    Duane Reade Holding Corporation (the "Company")
                Grant of a Non-Qualified Super-Performance Stock Option

Dear Mr. Cuti:

         Effective as of June 17, 1997 (the "Effective Date"), you are hereby granted the Super-Performance Stock Option (the "Super-Performance Option") described herein.

         1. Definitions. For the purposes of this Option Agreement (the "Agreement"), the following terms shall have the meanings set forth below. Capitalized terms that are not otherwise defined below or in the body of this Agreement shall have the meanings assigned to such terms in the Employment Agreement between you and the Company dated October 27, 1997.

         "Common Stock" shall mean the Company's Common Stock, par value $.01 per share, or, in the event that the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

         "Company" shall mean Duane Reade Holding Corporation, a Delaware corporation, its successors and assigns.

         "Employment Agreement" means the Employment Agreement, dated as of November 24, 1997, by and among you, DLJ and the Company.

         "Option Price", with respect to any exercise of the Super-Performance Option pursuant to the terms of this Agreement, means the number of Option Shares being acquired multiplied by the Exercise Price.

         "Public Sale" means any sale to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act (or any similar provision then in force).

         "Securities Act" shall mean the Securities Act of 1933, as amended, and any successor statute.

         2. Terms of the Super-Performance Option. The Super-Performance Option is for the purchase of 2,868,750 shares of Common Stock (the "Option Shares") at a price per share of $1.00 (the "Exercise Price"). The Super-Performance Option is not intended to be an "incentive stock option" within the meaning of
Section 422 of the Code.

         3. Exercisability/Vesting. The Super-Performance Option granted hereunder will vest and become exercisable in accordance with the terms and conditions set forth in Sections 8(c) and 17(a)(vi) of the Employment Agreement.

         4. Expiration of the Super-Performance Option. (a) General. Subject to
Section 4(b) below, the Super-Performance Option will remain exercisable until the tenth anniversary of the Effective Date in accordance with the terms of this Agreement.

         (b) Termination of Employment. (i) If your employment is terminated by the Company for Cause or by you without Good Reason, any unexercised portion of the Super-Performance Option shall expire as of the opening of business on the Termination Date.

         (ii) If your employment with the Company is terminated for any reason, other than the reasons set forth in Section 4(a) above, the Super-Performance Option shall continue to vest according to the terms of this Agreement and shall remain exercisable until the tenth anniversary of the Effective Date.

         5. Procedure for Exercise. You may exercise all or any vested portion of the Super-Performance Option at any time and from time to time prior to its expiration, by delivering written notice to the Company (to the attention of the Company's Secretary) and your written acknowledgment that you have read and have been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to you regarding the Company, together with payment of the Option Price. As a condition to any exercise of the Super-Performance Option, you will permit the Company to deliver to you all financial and other information regarding the Company it believes necessary to enable you to make an informed investment decision, and you will make all customary investment representations which the Company requires.

         6. Payment and Other Conditions. Prior to the issuance of any stock certificates evidencing the shares of Common Stock in respect to which the Super-Performance Option shall have been exercised, you shall have paid to the Company the aggregate Option Price for all Option Shares for which the Super-Performance Option is then exercised either (a) in cash (including check, bank draft or money order) or, in the discretion of the Board, by delivery of a promissory note (if in accordance with policies approved by the Board) or in shares of Common Stock already owned by you or any combination of cash and shares of Common Stock or (b) through a "cashless exercise" whereby the Company shall retain a number of Option Shares for which the Super-Performance Option shall have been exercised the Fair Market Value of which is equal to the Option Price and shall issue to you certificates representing the remaining shares of Common Stock. In addition, the Company shall withhold from such exercise the number of shares of Common Stock necessary to equal the federal, state and local taxes, if any, required to be withheld or paid by the Company as a result of such exercise.

         7. Issuance of Stock Certificates; Pledge of Shares Acquired. Subject to the terms of the Security Agreement (which is part of the Form of Note included at Exhibit C of the Employment Agreement), upon receipt of payment and satisfaction of the conditions pursuant to Section 6 above, the Company shall issue to you a certificate or certificates for the number of Option Shares in respect of which the Super-Performance Option shall have been exercised. Such certificates shall contain one or more legends indicating any then applicable transfer restrictions or limitations applicable to the shares. The Company will bear all expenses in connection with the preparation, issuance and delivery of the stock certificates.

         8. Securities Laws Restrictions and Other Restrictions on Transfer of Option Shares. You represent that when you exercise the Super-Performance Option you will be purchasing Option Shares for your own account and not on behalf of others. You understand and acknowledge that federal and state securities laws govern and restrict your right to offer, sell or otherwise dispose of any Option Shares unless your offer, sale or other disposition thereof is registered under the Securities Act and state securities laws, or in the opinion of the Company's counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. You further understand that the certificates for any Option Shares you purchase will bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

         9. Non-Transferability of the Super-Performance Option. Except as provided in the Form of Note and the accompanying documents attached to the Employment Agreement as Exhibit C, the Super-Performance Option is personal to you and is not transferable by you other than by will or the laws of descent and distribution, provided that all such transferees shall be bound by this Agreement. During your lifetime only, you (or your guardian or legal representative) may exercise the Super-Performance Option. In the event of your death, the Super-Performance Option may be exercised only (i) by the executor or administrator of your estate or the person or persons to whom your rights under the Super-Performance Option shall pass by will or the laws of descent and distribution and (ii) to the extent that you were entitled hereunder at the date of your death.

         8. Rights of Participants. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate your employment according to the terms of the Employment Agreement, nor confer upon you any right to continue in the employ of the Company for any period of time or to continue your present (or any other) rate of compensation.

         9. Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from any amounts due and payable by the Company to you (or secure payment from you in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Option Shares issuable hereunder, and the Company may defer such issuance unless indemnified by you to its satisfaction.

         10. Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, you and the Board shall, in order to prevent the dilution or enlargement of rights under the Super-Performance Option, agree to make such adjustments in the number and type of shares covered by the Super-Performance Option and the Exercise Price specified herein as may be determined to be appropriate and equitable. In the event the Company issues any Common Stock or any warrants, options or other rights to acquire Common Stock or any securities convertible into Common Stock, you shall be entitled to purchase your pro rata share of such securities at the same price and on the same terms as the Company offers to other investors in order to maintain your then fully diluted percentage ownership of Common Stock.

         11. Certain Rights and Obligations Under the Employment Agreement. (a) Tag-Along Right and Bring-Along Right. The Super-Performance Option is subject to the Tag-Along Right described in Section 10 of the Employment Agreement and the Bring-Along Right described in Section 11 of the Employment Agreement and your rights and obligations with respect to such Tag-Along Right and Bring-Along Right are governed by Section 10 and Section 11 of the Employment Agreement, respectively.

         (b) Call and Put Rights. The Super-Performance Option is subject to the Call Right described in Section 12 of the Employment Agreement and the Put Right described in Section 13 of the Employment Agreement and your rights and obligations with respect to such Call Right and Put Right are governed by
Section 12 and Section 13 of the Employment Agreement, respectively.

         12. Amendment. Except as otherwise provided herein, any provision of this Agreement may be amended or waived only with the prior written consent of you and the Company.

         13. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

         14. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         15. Governing Law. The corporate law of the State of Delaware will govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by the internal law, and not the law of conflicts, of the State of New York.

                                    * * * *

         Your execution of this Agreement in the space below signifies your understanding and acceptance of the terms included in this Agreement.


                              Very truly yours,

                              DUANE READE HOLDING CORPORATION

                              By: /s/ David L. Jaffe
                                  ---------------------------
                                  Its:

         The undersigned hereby acknowledges having read this Agreement and hereby agrees to be bound by all provisions set forth herein.

Dated as of:                  ANTHONY CUTI

October 27,1997               /s/ Anthony Cuti
                              -------------------------------